RESTRICTED STOCK GRANT AGREEMENT

MESA ENERGY HOLDINGS, INC.

THIS AGREEMENT is entered into as of the ____ day of ________, 201_ (the “Date of Issuance”)

BETWEEN:

MESA ENERGY HOLDINGS, INC., a company incorporated pursuant to the laws of the State of Delaware,

(the “Company”)

AND:

_______________________________________________________

(the “Participant”).

WHEREAS:

A. The Board of Directors of the Company (the “Board”) has approved and adopted the Mesa Energy Holdings, Inc., 2009 Equity Incentive Plan (the “2009 Plan”), pursuant to which the Board is authorized to issue to employees and other selected persons restricted shares (the “Restricted Stock”) of the Company’s common stock, $0.0001 par value per share (the “Common Stock”); and

B. The Board has authorized the grant to Participant of a total of ____________ (_______) shares of Restricted Stock;

NOW THEREFORE, the Company agrees to issue to the Participant, upon the terms and conditions set forth herein and in the 2009 Plan, __________________________ (_______) shares of Restricted Stock. Capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the 2009 Plan.

1.                  Vesting Schedule. The Participant’s interest in the Restricted Stock shall vest in accordance with Exhibit A hereto. In the event of a change of control, merger or sale of all or substantially all of the assets of the Company, the vesting schedule shall accelerate and any shares not yet vested and issued shall be issued commensurate with the closing of that event.

2.                  Transfer Restrictions.

a.                   The Restricted Stock granted hereunder may not be sold, pledged or otherwise transferred until the Restricted Stock becomes vested in accordance with Exhibit A. The period of time between the date hereof and the date the Restricted Stock becomes vested is referred to herein as the “Restriction Period.”

b.                  If the Participant’s relationship with the Company is terminated by the Company for cause (as determined in the sole discretion of the Company) or voluntarily by the Participant, the balance of the Restricted Stock subject to the provisions of this Agreement which has not vested at the time of the termination of the Participant’s relationship with the Company shall be forfeited by the Participant.

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3.                  Investment Intent. By accepting the Restricted Stock, the Participant represents and agrees that none of the shares of Restricted Stock issued pursuant to the 2009 Plan will be distributed in violation of applicable federal and state laws and regulations. In addition, the Company may require, as a condition of issuing the Restricted Stock, that the Participant execute an undertaking, in such a form as the Company shall reasonably specify, that the Restricted Stock is being obtained only for investment and without any then-present intention to sell or distribute such shares.

4.                  Stock Certificate Legends.  The share certificate evidencing the Restricted Stock issued hereunder shall be endorsed with the following legends:

a.                  THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE AFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

b.                  THE SHARES REPRESENTED BY THIS CERTIFICATE ARE TFRANSFERABLE SUBJECT TO SECTION 8 OF THE 2009 PLAN, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

c.                   Any legend required by any applicable state securities laws.

5.                  Share Issuance. The certificate or certificates evidencing the Restricted Stock subject hereto shall be delivered to the Participant at the address below within ten (10) business days of the expiration of each vesting period as described on Exhibit A.

6.                  Changes in Stock. In the event of a stock dividend, stock split or other change in the Common Stock, any unvested shares shall be adjusted to reflect said event.

7.                  Resale Restrictions May Apply. Any resale of the shares of Restricted Stock received will be subject to resale restrictions contained in the securities legislation applicable to the Participant. The Participant acknowledges and agrees that the Participant is solely responsible (and the Company is not in any way responsible) for compliance with applicable resale restrictions.

8.                  Subject to the 2009 Plan. The terms of the Restricted Stock are subject to the provisions of the 2009 Plan, as the same may from time to time be amended, and any inconsistencies between this Agreement and the 2009 Plan, as the same may be from time to time amended, shall be governed by the provisions of the 2009 Plan, a copy of which is available for inspection at the principal offices of the Company.

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9.                  Professional Advice. The acceptance of the Restricted Stock and the sale of Restricted Stock may have consequences under federal and state tax and securities laws which may vary depending upon the individual circumstances of the Participant. Accordingly, the Participant acknowledges that he or she has been advised to consult his or her personal legal and tax advisor in connection with this Agreement and his or her dealings with respect to the Restricted Stock.

10.              2009 Plan Controls. Whether or not any shares of Restricted Stock are to be granted under this 2009 Plan shall be exclusively within the discretion of the 2009 Plan administrator, and nothing contained in this 2009 Plan shall be construed as giving any person any right to participate under the 2009 Plan. The grant of Restricted Stock shall in no way constitute any form of agreement or understanding binding on the Company or any Affiliate with a Participant, for any length of time, nor shall it interfere in any way with the Company’s or, where applicable, an Affiliate’s right to terminate the Participant’s relationship with the Company at any time, which right is hereby reserved.

11.              Entire Agreement. This Agreement is the only agreement between the Participant and the Company with respect to the Restricted Stock, and this Agreement and the 2009 Plan supersede all prior and contemporaneous oral and written statements and representations and contain the entire agreement between the parties with respect to the Restricted Stock.

12.              Notices. Any notice required or permitted to be made or given hereunder shall be mailed or delivered personally to the addresses set forth below, or as changed from time to time by written notice to the other:

The Company:	Mesa Energy Holdings, Inc.
5220 Spring Valley Rd Suite 525 Dallas, TX 75254 Attention: CEO

With a copy to:	Gottbetter & Partners, LLP 488 Madison Avenue, 12th Floor New York, NY 10022 Attention: Adam S. Gottbetter

The Participant :

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MESA ENERGY HOLDINGS, INC.

Per: _________________________________
Randy M. Griffin, CEO

[Participant]

____________________________________

SS/Tax ID # Number

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EXHIBIT A

TERMS OF THE RESTRICTED STOCK GRANT

Name of the Participant:

Date of Grant:

Designation:	Restricted Stock

1. Number of Shares granted:	_________ shares

2. Vesting Dates:

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